Exhibit (r)(2)
               DAVIS-DINSMORE MANAGEMENT COMPANY

              AMENDED AND RESTATED CODE OF ETHICS


I.   Preamble.

          The officers, directors, certain employees and other affiliated persons (as that term is defined in the Investment Company Act of 1940) of

Davis-Dinsmore Management Company (the "Adviser") will in varying degrees participate in or be aware of decisions made to implement the investment policies of Bancroft Convertible Fund, Inc. and Ellsworth Convertible Growth and

Income Fund, Inc.  (individually, a "Fund," and collectively, the "Funds").

Accordingly, the officers, directors, certain employees and other affiliated persons of the Adviser act as fiduciaries to the Funds who must at all times place the interests of shareholders of the Funds first.  All conduct of such individuals should comport with the highest standards of ethics to avoid any actual or potential conflicts of interest.  Specifically, the officers,

directors, certain employees and other affiliated persons of the Adviser must not take inappropriate advantage of their respective positions with or on behalf of the Adviser or the Funds, especially with regard to personal investing.  This

Code of Ethics has therefore been adopted by the Board of Directors of the

Adviser with the intent of preventing any intentional or unintentional transgression by establishing high standards for conduct, without unduly interfering with the privacy and freedom of the individuals concerned.



II.  Scope.

          It is intended that all investments or investment practices involving a possible conflict of interest will be avoided so as to prevent any impairment of a person's ability to be disinterested in making investment decisions and any use for the benefit of a Personal Account of information relating to transactions being or to be recommended to the Funds.  It is also intended that this Code of Ethics provide appropriate protection of Nonpublic Material

Information received by officers, directors, employees and other affiliated persons of the Adviser.

III. Applicability.

          Except as otherwise provided in Section VI hereof, the provisions of this Code shall apply to all directors, officers, employees and other affiliated persons of the Adviser.



IV.  Definitions.

          A.   "Access Person" shall mean any director, officer  or Advisory

Person of the Adviser.

          B.   "Act" shall mean the Investment Company Act of 1940.

          C.   "Advisory Person" of the Adviser shall mean:

            (i)     Any employee of the Adviser (or of any company in a Control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

           (ii)     Any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a Security.

          D.   "Beneficial Ownership" of securities by any person subject to this Code shall mean ownership of record and beneficially and also direct or indirect beneficial interest in securities, including all securities in the name of or for the direct or indirect benefit of such person's spouse, minor children, or any individual living with him or her or to whose support such person substantially contributes.

          E.   "Compliance Officer" means the person designated by the Board of

Directors of the Adviser to administer this Code of Ethics.

          F.   "Control" shall have the meaning set forth in Section 2(a)(9) of the Act.

          G.   "Covered Persons" shall include officers, directors, employees and other affiliated persons of the Adviser.

          G.   "Interested Person" shall have the meaning set forth in

Section (2)(a)(19) of the Act.

          H.   "Investment Company" means a company registered as such under the

Investment Company Act of 1940 and for which the Adviser acts as the investment adviser.

          I.   "Investment Person" shall mean any Access Person who occupies the position of Portfolio Manager for a Fund, any Access Person who provides or supplies information and/or advice to any Portfolio Manager or who executes or helps execute any Portfolio Manager's decisions, and any Access Person who, in connection with his or her regular functions, obtains contemporaneous information regarding the purchase or sale of a Security by a Fund.

          J.   "Material Information" is generally defined as information that a reasonable investor would be likely to consider important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the Securities of a company or other issuer.

Information that should be considered material includes, but is not limited to:

dividend changes; earnings estimates; changes in previously released earnings estimates; the threat, commencement or resolution of litigation; significant merger or acquisition proposals or agreements; undisclosed or threatened regulatory actions; significant product or resource discoveries; proposed new business activities and extraordinary management developments.

          K.   "Nonpublic Information" is broadly defined as information that is not generally available to ordinary investors  in the marketplace, or disseminated in a manner making it available to investors in the public, e.g.,

through newspapers or the financial press.

          L.   "Nonpublic Material Information" shall mean Material Information that is Nonpublic Information.

          M.   "Personal Account" of any person subject to this Code shall mean:

(i) accounts as to which such person has Beneficial Ownership; (ii) accounts of any other individual or entity whose accounts are managed or controlled by or through such person; and (iii) accounts of any other individual or entity to whom such person gives advice with regard to the acquisition or disposition of securities, other than the Funds; provided, however, that the term "Personal

Account" shall not be construed in a manner which would impose a limitation or restriction upon the normal conduct of business by directors, officers,

employees and affiliates of the Funds.

          N.   "Portfolio Manager" shall mean any employee of the Adviser entrusted with the direct responsibility and authority to make investment decisions affecting a Fund.

          O.   "Purchase or sale of a Security" shall include, among other things, the writing of an option to purchase or sell a Security.

          P.   "SEC" shall mean the Securities and Exchange Commission.

          Q.   "Security" shall have the meaning set forth in section 2(a)(36)

of the Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit,

commercial paper, shares of registered open-end Investment Companies, short term debt securities which are "government" securities within the meaning of Section

2(a)(16) of the Act and such other money market instruments as are designated by the Adviser's Board of Directors from time to time as excluded from the definition of "Security" under this Code.

          R.   "Security Held or to be Acquired" by a Fund shall mean any

Security which, within the most recent 15 days, (i) is or has been held by a

Fund, or (ii) is being or has been considered by a Fund or the Adviser for purchase by a Fund and any option to purchase or sell, and any security convertible into or exchangeable for such Security.



V.   Standards of Conduct.

          A.   Conflict of Interest - General Rule.  In any matter involving both the Personal Account of a person to whom this Code is applicable and securities held or to be acquired by a Fund, the person subject to this Code shall resolve any known or reasonably anticipated conflict of interest in favor of such Fund.

          B.   Fraudulent Purchase or Sale.  No Access Person shall, in

connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by a Fund: (i) employ any device, scheme or artifice to defraud such Fund; (ii) make to a Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice or course of business which would operate as a fraud or deceit upon a Fund; or (iv) engage in any manipulative practice with respect to a Fund.

          C.   Prohibited Transactions.

               1.   Purchase/Sale of Securities.  Except as otherwise provided in Section VI hereof, no Access Person may purchase or sell any Security of an issuer for his or her Personal Account without the prior written approval of the

Compliance Officer, upon request of the potential purchaser or seller, on a preclearance form (attached hereto as Exhibit A).  In determining whether to give such prior written approval, the Compliance Officer shall take into account whether the proposed transaction is likely to (i) impair the potential purchaser's ability to be disinterested in making investment decisions, (ii)

affect the market price for the Security in question or (iii) benefit from market reaction to the portfolio transactions of a Fund.  The Board of Directors of the Adviser shall implement appropriate procedures to monitor personal investment activity by Access Persons after preclearance has been granted.  The procedure to be followed by each Access Person to obtain the prior written approval required by this paragraph is set forth in Schedule I to this Code.

               2.   Blackout Periods and Short-Term Trading.   Except as

otherwise provided in Section VI hereof, no Access Person may execute a securities transaction in a Security for his or her Personal Account on a day

during which a Fund has a pending buy or sell order in that same Security, until that order is executed or withdrawn.  No Portfolio Manager may buy or sell a

Security for his or her Personal Account within seven calendar days before or after a Fund trades in that Security.  No Investment Person may profit for his or her Personal Account from the purchase and sale, or sale and repurchase,

within 60 calendar days of the same Security (or equivalent Security), if at the time of such purchase or sale, or sale or repurchase, the Security is held by a

Fund.  Any profits realized by any person on trades proscribed by this paragraph shall be returned to the applicable Fund.

               3.   Initial Public Offerings and New Issues.  No Investment

Person may acquire any Securities in an initial public offering for his or her

Personal Account, absent prior authorization by the Board of Directors of the

Adviser, or such officers as the Board of Directors may designate, based upon a determination by the Board of Directors, or such designated officers, of whether the investment opportunity should be reserved for a Fund and its shareholders,

and whether the opportunity is being offered to such individual by virtue of his or her position with the Adviser or relationship to a Fund.  Purchases of new issues in an initial public offering shall be made with the spirit and intent of purchases made under an investment letter and shall be avoided if the individual involved feels that in any way he or she is receiving preferential treatment because of his or her association with the Adviser or a Fund.

               4.   Private Placements.  No Investment Person may acquire

Securities in a private placement for his or her Personal Account, absent prior authorization by the Board of Directors of the Adviser, or such officers as the

Board of Directors may designate, based upon a determination by the Board of

Directors, or such designated officers, of whether the investment opportunity should be reserved for a Fund and its shareholders, and whether the opportunity is being offered to such individual by virtue of his or her position with the

Adviser or relationship to a Fund.  Any Investment Person who has acquired

Securities in a private placement must notify the Compliance Officer when he or she is involved in a subsequent consideration of an investment in the issuer of such Security on behalf of a Fund.  Such Investment Person shall not purchase or sell Securities of such an issuer on behalf of a Fund without independent review of such purchase or sale by an Investment Person with no personal interest in the issuer.

               5.   Disclosure of Nonpublic Material Information.  Covered

Persons of the Adviser shall not disclose or tip, trade on or appear to use any

Nonpublic Material Information obtained in the course of or as a result of his or her relationship with the Adviser relating to (i) any Security (or Security which is convertible into such Security) Held or to be Acquired by a Fund or

(ii) a Fund itself.

               6.   Reports.  Written reports or other confidential information relating to a particular Security or to an industry prepared by the Adviser's or a Fund's staff shall not be removed from the office without written permission of an officer.  The contents of such reports shall not be communicated to any person who is not subject to this Code of Ethics.  Such reports and information shall be maintained in a locked, secure area and the responsibility for nondisclosure shall fall with the Compliance Officer.

               7.   Other Securities Firm Interests.  No director, officer or

employee of the Adviser shall have a direct or indirect interest in any firm or corporation engaged in the securities business.

               8.   Gifts and Other Benefits.  No Investment Person shall accept a gift of more than de minimis value from any person or entity that does business with or on behalf of the Adviser or a Fund.  In any event, the value of such gifts may not exceed $100 per giver per year.

               9.   Service as a Director or Trustee.  No Investment Person may

accept a position as a director or trustee of a publicly traded company, absent prior authorization by the Board of Directors of the Adviser based upon a determination by the Board of Directors that such service as a director or trustee would be consistent with the interests of a Fund and its shareholders.

The Board of Directors of the Adviser shall implement safeguards to address any potential conflicts of interests that may arise in the event it approves of any

Investment Person serving as a director or trustee of a publicly traded company;

any Investment Person serving as a director or trustee of a publicly traded company normally shall be isolated from those making investment decisions relating to such company through "Chinese Wall" or other procedures.



 VI. Exempted Transactions.

          A.   Non-Volitional Transactions.  The prohibitions of Sections

V(C)(1) and (2) shall not apply to purchases or sales which are non-volitional on the part of either the Access Person or Investment Person, as applicable, or a Fund.

          B.   Reinvestment Plans.  The prohibitions of Sections V(C)(1) and (2)

shall not apply to purchases which are part of an automatic dividend reinvestment plan.

          C.   Rights.  The prohibitions of Sections V(C)(1) and (2) shall not apply to purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          D.   No Control.  The prohibitions of Sections V(C)(1) and (2) shall not apply to purchases or sales effected in any account over which the Access

Person has no direct or indirect influence or control.

          E.   Not Eligible for Fund Purchase.  The prohibitions of Sections

V(C)(1) and (2) shall not apply to purchases or sales which are not eligible for purchase or sale by a Fund.

          F.   Certain Directors.  The prohibitions of Sections V(C)(1) and (2)

shall not apply to a director of the Adviser who is subject to this Code solely by reason of being a director of the Adviser unless the director knew, or in the course of fulfilling his or her official duties as a director, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the director, a Fund purchased or sold such

Security or that a Fund considered purchasing or selling such Security.

          G.   Other Exceptions.  The prohibitions of Sections V(C)(2) shall not apply if the Compliance Officer grants an exception therefrom, in whole or in part, upon such conditions as the Compliance Officer may impose; provided,

however, that the Compliance Officer may grant an exception only if he or she determines that no harm will result to a Fund and that to require the return of profits, if any, derived from the prohibited conduct to the applicable Fund would be inequitable or result in undue hardship to the individual requesting the exception.

VII. Reporting Requirements.

          A.   Initial and Annual Holdings Reports.  Within 10 days of becoming an Access person, each Access Person shall disclose to the Adviser in the form attached hereto as Exhibit B the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership at the time he or she became an Access Person, and the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access

Person at the time he or she became an Access Person.  As of December 31 of each year thereafter, each Access Person must update the information contained in the initial holdings report, which disclosure shall be made no later than 30 days after each December 31.

          B.   Quarterly Transaction Reports.  Except as otherwise provided herein, each Access Person of the Adviser shall make a report containing the information described in Section VII(C) hereof to the Adviser with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership.  The Adviser shall identify all Access Persons who are under a duty to make such reports to it and shall inform such persons of their duty.

          C.   Required Information.  Each report required to be made hereunder,

in the form attached hereto as Exhibit C, shall be delivered to the Adviser to the attention of its Compliance Officer not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (i)  the date of the transaction, the title, the interest and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

               (ii)  the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

               (iii)     the price at which the transaction was effected;

               (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

               (v)  the date that the report is submitted by the Access Person.

               Such reports will be reviewed regularly by the Compliance

Officer.  Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security.  If required by law,

the reports will also be available for inspection by the SEC staff, but will otherwise be afforded confidential treatment.

          D.   Exceptions.  Notwithstanding paragraph VII (A) and (B) hereof, no person shall be required to submit a report:  (1) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control; (2) if such person is not an Interested Person of the Adviser and would be required to make such a report solely by reason of being a director of the Adviser, except where such director knew or, in the ordinary course of fulfilling his or her official duties as a director of the

Adviser, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the director a Fund purchased or sold such Security (or a Security which is convertible into such

Security), or a Fund considered purchasing or selling such Security; or (3) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person in the time period required by Section VII(C) hereof.



VIII.     Sanctions.

          All material violations of this Code and any sanctions imposed with respect thereto shall be reported immediately to the Board of Directors of the

Adviser.  Violation of this Code or any section hereof is grounds for censure,

suspension, dismissal of the violator or other such sanctions that the Adviser deems appropriate.  After each violation, the Compliance Officer will devise a procedure to prevent a similar violation.  The procedure will be discussed with and approved by the Board of Directors.

IX.  Interpretations and Exceptions.

          Any questions regarding the applicability, meaning or administration of the Code shall be referred by the person concerned in advance of any contemplated transaction to the Compliance Officer.  Exemptions will be granted

(in addition to those pursuant to Section VI hereof) by said Officer if, in his/her judgment, the fundamental obligation of the person involved is not compromised.



X.   Acceptance.

          Each person to whom this Code is applicable shall receive a copy of the same.  Any amendments to this Code shall be furnished similarly to each person to whom this Code is applicable.  Each Access Person shall certify by

January 31 of each year that (i) he or she has read and understood this Code and will abide by it, (ii) he or she has complied with the requirements of this Code as of the date of signing, and (iii) that he or she has disclosed and reported all personal securities transactions required to be disclosed or reported under this Code.  A form of this statement is attached hereto as Exhibit C.



     XI.  Recordkeeping.

          The Adviser shall maintain the following in an easily accessible place:

          -    a copy of this Code and any other Code which is, or at any time within the past five years has been in effect;

          -    records of any violations of this Code and actions taken as a result of such violations for at least five years after the end of the fiscal year in which the violation occurs;

          -    copies of each report made under this Code (i.e., reports

               required by Section VII of this Code) for at least five years after the end of the fiscal year in which the report is made;

          -    a list of all persons who are, or have been, required to make reports pursuant to this Code;

          -    a copy of each report described in Section XII C of this Code for at least five years after the end of the fiscal year in which the report is made;

          -    a record of any decision, and the reasons supporting the

               decision, to approve the acquisition by Investment Persons of

               Securities in an initial public offering or a private placement for at least five years after the end of the fiscal year in which the approval is granted.



     XII. Miscellaneous.

          A.   Confidentiality.  All reports of securities transactions and any other information filed with the Adviser pursuant to this Code shall be treated as confidential.

          B.   Code Approval.  The Boards of Directors of the Funds, including a majority of the disinterested Directors, must approve this Code, and any material changes to this Code.  Before approving this Code or any amendment to this Code, the Boards of Directors of the Funds must receive a certification from the Adviser that it has adopted procedures reasonably necessary to present

Access Persons from violating this Code.  The Boards of Directors of the Funds must approve a material change to this Code no later than six months after adoption of the material change.

          C.   Periodic Review and Reporting.  At least annually, the President of the Adviser shall furnish a written report to the Board of Directors of the

Adviser who shall provide such report to the Boards of Directors of the Funds,

that:

               (i)  provides a summary of the Adviser's existing procedures concerning personal investing by officers, directors  and employees of the

Adviser and any changes in such procedures made during the preceding year,

               (ii)      describes any issues arising under this Code or the

Adviser's  Procedures since the last report, including but not limited to,

information about material violations of the Code or Procedures and sanctions imposed in response to the material violations;

               (iii)     describes any recommended changes to this Code; and

               (iv) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.



XIII.     Effective Date.

          The provisions of this Code shall be effective on and after January 1,

2000, and amendments shall become effective when promulgated.

                           SCHEDULE I

        PROCEDURES FOR IMPLEMENTATION OF CODE OF ETHICS


          The following procedures have been adopted by the Board of Directors of Davis-Dinsmore Management Company (the "Company") to ensure compliance with its Code of Ethics

I.   Designation of Compliance Officer

          The President of the Company is hereby designated as the Compliance Officer for the Code of Ethics.

          The Compliance Officer shall oversee compliance by officers, directors, and employees of the Company with the Code of Ethics.

          The Compliance Officer may designate an employee of the Company to assist in administrative matters relating to the Code of Ethics.


II.  Preclearance

          The Compliance Officer shall be responsible for preclearing the purchase or sale of a Security by any Access Person.


III. Education

          The Compliance Officer shall be responsible for educating all officers, directors and employees of the Company regarding the Company's Code of Ethics.

          The Compliance Officer shall distribute to all directors, officers and employees, upon their commencement of service with the Company, and thereafter on an annual basis, a copy of the Company's Code of Ethics.

          The Compliance Officer shall explain to each officer, director and employee of the Company all applicable provisions of the Code of Ethics (i) upon commencement of such individual's service with the Company, and (ii) thereafter, on an annual basis. This annual requirement may be satisfied by an informational meeting that is attended by all officers, directors and employees.

          The Compliance Officer shall obtain from all officers, directors and employees a signed statement that they have reviewed and understand the Code of Ethics, in substantially the form of Exhibit D to the Code of Ethics, (i) upon commencement of such individual's service with the Company, (ii) upon any amendment to the Code of Ethics and (iii) in any event, on an annual basis. The Compliance Officer shall maintain a file that contains such statements.


IV.  Confidential Information

          The Compliance Officer shall maintain all preclearance forms, written reports and other confidential information submitted pursuant to the Code of Ethics in a locked, secure area, and shall require that all persons who have access to such information sign a statement agreeing that they shall maintain such information in confidence.


V.   Reports under the Code of Ethics

          The Compliance Officer shall promptly review all preclearance forms, initial, quarterly and annual reports, confirmations, periodic reports and any other materials submitted pursuant to the Code of Ethics (collectively, the "Required Reports").

          The Compliance Officer shall make a record of all Required Reports that have not been submitted or have not been submitted on a timely basis and shall submit such record to the Company's Board of Directors, together with the report required by Section VII of these Procedures.


VI.  Monitoring Conflicts of Interest

          The Compliance Officer shall document conflicts and shall submit information relating to such conflict to the Company's Board of Directors. Securities involved will be placed on a watchlist and the Compliance Officer will apprise Access Persons of the potential conflict and will advise them against further trading in that Security.


VII. Annual Review of Code of Ethics

          The Compliance Officer shall review the Code of Ethics and all statements signed by Access Persons regarding the Code of Ethics on an annual basis and shall certify to the Company's Board of Directors that he or she has conducted such a review and, if applicable, that no violations of the Code of Ethics occurred during the preceding year and that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.


VIII.     Violations of the Code of Ethics

          The Compliance Officer shall submit a written report to the Company's Board of Directors upon the occurrence of a violation of the Code of Ethics. The report shall contain recommendations for possible disciplinary action, the details of any investigation and the resolution of the violation. The report shall detail what steps were taken to prevent a recurrence, an evaluation of the current procedures and any recommendation for improvement.


IX.  Amendments to these Procedures

          These Procedures may be amended from time to time by the Board of Directors of the Company.





Adopted:  January 1, 2000

                           EXHIBIT A


 PERSONAL SECURITY TRANSACTION PRE-CLEARANCE AND APPROVAL FORM

                                        Date: ___________________


Pre-clearance is requested for a transaction involving


               (name of issuer and type of security)

for my personal account, or an account in which I have a direct or indirect beneficial interest, or an account with respect to which I exercise investment discretion and have a beneficial interest. Pre-clearance for this transaction is requested for the account of _______________________________
                                             (name)

This transaction will be effected through
__________________________________________________
                              (name of broker, dealer or bank)

I hereby represent that this transaction does not involve the acquisition of securities in an initial public offering or in a private placement. I hereby further represent I have no material nonpublic information with respect to the issuer of such security.

I understand this pre-clearance is valid only for transactions on the date shown below.


                                            (signature)


                                               Date


The foregoing transaction is hereby approved.

DAVIS-DINSMORE MANAGEMENT COMPANY


By:


Date:

                           EXHIBIT B

                          CONFIDENTIAL

                           Report to
               Davis-Dinsmore Management Company
                     of Securities Holdings

NAME: _____________________      For the Year Ended ___________         Initial
Report __________


Name of Security             Type of Security         Quantity/Principal Amount
Held











Name of any Broker, Dealer or Bank in Which any Securities are Held for Your Direct or Indirect Benefit:








I hereby represent that I had no material nonpublic information with respect to the issuers of the securities covered by this report and that I have reported all holding that I am required to report.

________________________   __________
Signature           Date

Please return to the Compliance Officer.

Exhibit C
                                             CONFIDENTIAL

                                              Report to
                                  Davis-Dinsmore Management Company
                                      of Securities Transactions

NAME: _____________________________                         For the Quarter Ended   _______________

Name of          Type of      Quantity or    Interest    Nature    Unit   Broker, Dealer    Date of
Security         Security      Principal       Rate      of        Price  or Bank          Transac-
                                 Amount         and      Transact         Effecting           tion
                                             Maturity    ion              Transaction
                                               Date












I hereby represent that I had no material nonpublic information with respect to
the issuers of the securities covered by   this report.

Check if the following is applicable:

__ This report shall not be construed as an admission that I have any direct or any indirect beneficial ownership in the security.



I have reported all transactions which I am required to report.   I have omitted
any transactions in thrift plans, federal government securities, money market instruments, open-end mutual funds (note: transactions in shares issued by the Company and in closed-end funds must be reported) or automatic reinvestment plans, or purchases through the exercise of pro-rata rights.


________________________   __________
      Signature               Date

Please return to the Compliance Officer of the Company.

Date Report Submitted _______________________

                           EXHIBIT D

                 Statement Re Code of Ethics of
               DAVIS-DINSMORE MANAGEMENT COMPANY

The undersigned hereby certifies that he or she has read and will abide by the Code of Ethics effective as of January 1, 1995, or as subsequently amended, and that he or she knows such failure may constitute a violation of federal securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that (i) he or she has read and understood the Code and will abide by it, (ii) he or she has complied with the requirements of this Code as of the date set forth below, and
(iii) that he or she has disclosed and reported all personal securities transactions required to be disclosed or reported under the Code. The undersigned further acknowledges that failure to observe the provisions of said Code shall be a basis for dismissal for cause.


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Name


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Date